MASTER SOFTWARE LICENSE AGREEMENT

This MASTER SOFTWARE LICENSE AGREEMENT (this "Agreement"), is made, and is effective, as of this 21st day of January, 2010 ("Effective Date") by and between MOUNT KNOWLEDGE HOLDINGS, INC, (formerly Auror Capital Corp.) ("Licensee"), and MOUNT KNOWLEDGE, INC. ("Licensor"), and supersedes the terms and conditions of the Master Product Licensing Agreement executed by and between the same parties hereto on or about July 27, 2009.

     1.      DEFINITIONS

          1.1.    "BUG FIXES" shall mean all error corrections or other modifications of a Program which are necessary to make the Program conform to the Specifications set forth in a Statement of Work (“SOW”).

          1.2.    "COMPLETE COPY" of a Program shall include (i) a Master Copy, (ii) all Documentation and technical manuals for the Program in the form(s) and on the media described in a SOW, and (iii) any other documentation and information regarding the Program which Licensee reasonably requests to accomplish an evaluation and use of the Program as contemplated in this Agreement.

          1.3.    "DOCUMENTATION" shall mean the manuals (including technical manual) and other standard documentation that Licensor makes available with a Program, listed and described in a SOW.

          1.4.    "ENHANCEMENTS" shall mean all (1) updates, modifications, new features, new functionalities or upgrades of a Program made available by Licensor for general public release without additional fees; (2) updates, modifications, new features, new functionalities or upgrades of a Program made by Licensor at the request of Licensee and pursuant to a SOW; and (3) updates, modifications, new features, new functionalities or upgrades of a Program made by Licensor and offered for license to Licensee and for which Licensee has purchased licenses that permit resale, including, bundling with other Licensee Products, if applicable and upon prior written approval of Licensor. Enhancements shall not include New Releases.

          1.5.    "LICENSEE PRODUCT" shall mean any Program or Programs that Licensee may own or license from a third-party licensor other than Program or Programs being licensed from Licensor in this Agreement which may be distributed separately or bundled together, and if bundled, subject to the prior written approval of Licensor.

          1.6.    "MASTER COPY" shall mean the master copy of a Program, including without limitation all source code, object code and executable code embodied in the Program and any additional software necessary to replicate or reproduce such Program in CD-ROM, DVD-ROM, USB (flash drive) form or other mutually agreed upon hardware delivery mechanism with security encryption (e.g. dongle, etc) and/or in such format to be able to host the Program on a server-based digital distribution localized or web-based (internet) network described in a SOW.

          1.7.    "NEW RELEASE" shall mean a major upgrade or successor version of a Program for which Licensor charges a separate license fee as defined by a separate SOW, and which is designated by Licensor as a new release.

          1.8.    "PER COPY FEE" shall mean the amount set forth in a SOW payable to Licensor by Licensee for the rights licensed herein.

          1.9.    "PROGRAM" shall mean Licensor's software program(s) listed and described in a SOW attached hereto, including all Bug Fixes and Enhancements for such Programs delivered to Licensee on or after the Effective Date, and localized versions available for such Programs.

          1.10.   "PROGRAM PLUS" means additions to a Program, and any changes to such Program required to make such additions function, licensed by Licensor directly to end users.

          1.11.   “REQUEST FOR PROPOSAL” (“RFP”) shall mean a document from the Licensor in a proposal format outlining the Costs, Delivery Dates, Specifications, Support, other requirements for Program Modifications, Enhancements, Upgrades, etc. requested by Licensee, which upon mutual acceptance and approval, will be more specifically defined in a SOW.

          1.12.   "SPECIFICATIONS" shall mean the functional specifications of a Program as described in a SOW.

          1.13.   "STATEMENT OF WORK" ("SOW") shall mean a document in the form attached as Exhibit B describing the Costs, Delivery Dates, Specifications, Support, other requirements requested by Licensee and the respective obligations of the parties with respect thereto, as may be agreed upon by the parties from time to time during the term of this Agreement.

     2.      DELIVERY AND ACCEPTANCE

          2.1.    DELIVERY. Licensor agrees to deliver to Licensee a Complete Copy of the Program, no later than ten (10) days after the execution of this Agreement or the applicable SOW, unless otherwise provided in such SOW.

          2.2.     ACCEPTANCE. Licensee shall have thirty (30) days from the date of receipt of a Complete Copy of the Program to evaluate the Program for conformity with the Specifications, and either accept, or reject the Program. Licensee shall be entitled to test and evaluate any Program by whatever means it deems appropriate consistent with Licensor's rights in the Program. Licensor hereby grants to Licensee any licenses necessary for Licensee to perform its evaluation. Subject to the foregoing evaluation license grant, Licensee has the right to use third party subcontractors to achieve the foregoing; provided, however, that any such subcontractors will be parties to written agreements with Licensee containing obligations no less restrictive than those in this Agreement. If Licensee identifies a failure of a Program to meet the Specifications Licensor agrees to correct the identified defects and resubmit the Program for re-evaluation under the same acceptance procedure. In the event Licensee rejects a Program, it shall give Licensor written notice of rejection stating the reasons for its unacceptability. No payment shall be payable to Licensor until the Program has been accepted by Licensee in writing or Licensee fails to reject the Program within such thirty (30) day period.

          2.3.    ENHANCEMENTS. Licensor agrees to deliver to Licensee a Complete Copy of any Enhancement within thirty (30) days of its being released to manufacturing by Licensor. Licensee shall have the right to test and evaluate the Enhancement under the acceptance procedure described above.

     3.     RIGHTS GRANTED AND RESTRICTIONS

          3.1.    LICENSE TO THE PROGRAM. Subject to the terms and conditions set forth herein, Licensor hereby grants to Licensee, its subsidiaries, divisions and affiliates an exclusive, worldwide license to use, reproduce, display, and distribute in CD or digital distribution form the Program in object code format and/or as bundled with a Licensee Product, if applicable and upon prior written approval of Licensor. Such license shall include the right of Licensee to sublicense distributors, resellers, and other third parties to achieve the foregoing. This license shall only permit Licensee to use, reproduce, display and distribute the Programs as an indivisible and inseparable whole, and therefore, unless expressly authorized in this license or an applicable SOW, Licensee is not authorized to use, reproduce, display or distribute only a part of a Program. All Licensee Products will be licensed to end users pursuant to the Licensee Software License Terms, the current form of which is attached hereto as EXHIBIT C.

          3.2.    LICENSE TO THE DOCUMENTATION. Subject to the terms and conditions set forth herein, Licensor hereby grants to Licensee, its subsidiaries, divisions and affiliates an exclusive, worldwide license to use, reproduce, display, translate, distribute and modify and prepare derivative works or compilations of the Documentation and modifications and derivative works and compilations based thereon for use with a Program. Such license shall include the right of Licensee to sublicense distributors, resellers, and other third parties to achieve the foregoing. The right to modify and prepare derivative works and compilations is granted solely for the purposes of combining Documentation of more than one program, condensing Documentation, and formatting and preparing Documentation for user accessibility.

          3.3.    LICENSE TO PHOTOGRAPH (MARKETING MATERIALS). Subject to the terms and conditions set forth herein, Licensor hereby grants to Licensee, its subsidiaries, divisions and affiliates an exclusive, worldwide license to photograph Program screen displays and packaging, the Documentation and the CD-ROM, if any, and to use, reproduce, display and modify such photographs and modifications thereto and images therefrom solely in connection with Licensee's marketing of the Program. Such license shall include the right of Licensee to sublicense distributors, resellers, and other third parties to achieve the foregoing. This license is subject to Licensee's compliance with Licensor's marketing and software-packaging guidelines (as provided by Licensor) and Section 3.6 ("Trademarks") of this Agreement.

          3.4.    LICENSE TO ADMINISTER AND USE OF LICENSOR’S PRODUCT WEBSITE. Licensor shall grant Licensee the right to the use of, manage, host and service the domain name(s) owned by Licensor for the purposes of marketing and sales of the Program(s) licensed to Licensee by Licensor pursuant to the terms and conditions of the Website Services Agreement which is attached hereto as Exhibit E.

          3.5.    RESTRICTIONS. Licensee shall not reverse engineer, disassemble, or otherwise modify any Program without written authorization from Licensor.

          3.6.    LOCALIZED VERSIONS. The licenses granted hereunder with respect to a Program and associated Documentation shall include all localized versions of such Program listed a SOW or made available by Licensor on or after the Effective Date.

          3.7.    TRADEMARKS. Neither party is granted any right or interest to the trademarks, marks or trade names (collectively, "Marks") of the other party. Neither party may use the other's Marks without the prior written consent of the other party. Notwithstanding the foregoing, Licensor agrees that: (1) Licensee may use Licensor's name and the name and/or trademark of a Program ("Licensor Program Marks") in the course of marketing and distributing such Program in accordance with the terms and conditions of this Agreement provided that such use is in accordance with Licensor's trademark usage guidelines as modified from time-to-time and supplied to Licensee; (2) Licensee acknowledges that nothing in this Agreement gives Licensee right, title, or interest in Licensor Program Marks other than the right to use the Licensor Program Marks in accordance with this Agreement; and (3) Licensee acknowledges that the use of Licensor's Program Marks shall inure to the benefit of Licensor.

          3.8.    OWNERSHIP. Subject to the rights and licenses granted to Licensee hereunder, Licensor retains all right, title and interest in the Programs, Documentation, Master Copy, and any Bug Fixes, and New Releases, including all copyrights thereto. Licensee agrees that it will not remove any copyright notices, trademarks or tradenames of Licensor from the Programs or Documentation.

          3.9.    COPYRIGHT NOTICES. Licensor and Licensee agree that mutually acceptable copyright notices of Licensor shall be used for the Programs and any localizations of the Programs.

     4.     PROGRAM MAINTENANCE AND SUPPORT

          4.1.    MAINTENANCE AND SUPPORT.

                    4.1.1.    Licensor agrees to provide Licensee maintenance and support for the Programs as set forth in a SOW. Licensor agrees to maintain such number of qualified personnel as is necessary to provide such timely and knowledgeable maintenance and support service.

                    4.1.2.    Notwithstanding any termination of this Agreement, Licensor agrees to maintain and support any and all Programs distributed by Licensee for the term set forth in each respective SOW after a Program is made available to Licensee for distribution hereunder, including, but not limited to New Releases as defined in a SOW.

          4.2.    TECHNICAL ASSISTANCE AND TRAINING. Licensor agrees to provide to Licensee the technical assistance and training to Licensee personnel as may be reasonably requested for Licensee to use, copy and distribute the Program as contemplated here, and as may be further described in a SOW.

          4.3.    NEW LICENSEE PRODUCTS. The parties intend that during the term of this Agreement Licensor may design product changes and new product releases which are compatible with future releases and revisions of the Licensee Products, if applicable, provided that such new Licensee Products have the minimum system requirements necessary to support the Program. Upon request by Licensee for a change or enhancement to the Program pursuant to section 4.4 below Licensor agrees to provide a fully-functional and compatible Program to such request within 90 days (unless the parties mutually agree otherwise).

          4.4.    FUNCTIONALITY ENHANCEMENTS. Licensee may from time to time request significant functionality enhancements to a Program. If Licensor, in its sole and absolute discretion, agrees to develop any such enhancements, the parties shall enter into a mutually agreeable written SOW setting forth the terms and conditions of the development of such enhancements, which may provide for additional payments by Licensee to Licensor. The fee for any such enhancements shall be set forth in a SOW. Prior to commencing work, Licensor will provide Licensee with a written estimate of the total "not to exceed" fee for the proposed enhancement and the final fee shall not exceed the estimate by more than ten (10%) percent unless mutually agreed to by Licensee and Licensor.

          4.5.    LICENSEE PROPERTY. Licensee may provide Licensee property to Licensor, if applicable or required, for purposes related to this Agreement under the terms of a Licensee Equipment Loan Agreement in the form attached as Exhibit D to this Agreement.

     5.      PAYMENT

          5.1.    ROYALTY. In consideration for the rights and licenses granted to Licensee under this Agreement, Licensee agrees to pay Licensor a royalty for each copy of a Program that Licensee distributes via CD-ROM, DVD-ROM, USB (flash drive) form or other mutually agreed upon hardware delivery mechanism with security encryption (e.g. dongle, etc) and/or in such format to be able to host the Program on a server-based digital distribution localized or web-based (internet) network, including any and all residual income from such Program distributions and income derived from training programs and other client requested services, all of which will be fully described in the applicable SOW. Such royalty shall include the right to reproduce and distribute associated Documentation.

          5.2.    ROYALTY PAYMENT. Per Copy Fees will accrue upon distribution of any copy of a Program. All accrued Per Copy Fees will be paid by Licensee to Licensor within thirty (30) days after the end of each Licensee fiscal quarter, which ends on the last day of each January, April, July and October, or other quarterly periods as mutually agreed to in writing, to coincide with any required financial statement filings (10Q, 10K, etc) of the Licensee as a publicly-traded company as required by any local, state and/or federal law or other governing body (e.g. SEC, FINRA, etc). Payments will be accompanied by a report stating the number of Programs sold and distributed in the relevant quarter, and the calculation of the royalty payment.

          5.3.    AUDIT. Upon fifteen (15) days prior written notice to Licensee, Licensor may, at its own expense, appoint a nationally recognized independent auditor, to whom Licensee has no reasonable objection, to audit and examine Licensee's records of the royalty payments under Sections 5.2 of this Agreement, at Licensee's offices during normal business hours, solely for the purpose of confirming the accuracy of royalty payments hereunder. Such audit may be made no more often than once every twelve calendar month period.

          5.4.    TAXES. Licensor shall be solely responsible for income based taxes on amounts paid to Licensor by Licensee under this Agreement.

     6.      WARRANTY AND INDEMNIFICATION.

          6.1    GENERAL WARRANTY. (1) Licensor warrants that, it owns all rights to, or has licensed all or a portion of, each Program and accompanying Documentation, and that such interests are free of any and all restrictions, settlements, judgments or adverse claims; and (2) Licensor warrants it has full power and authority to grant Licensee the rights granted in this Agreement.

          6.2    PROGRAM WARRANTY. Licensor warrants that each Program referred to herein will operate in accordance with and substantially conform to the Specifications, Documentation, manuals, and data sheets; and, promotional literature, presentations, and any other written materials to the extend actually relied upon by Licensee; concerning the Programs that are made publicly available by Licensor or are provided by Licensor to Licensee.

          6.3    GENERAL INDEMNITY.

                    6.4.1   Licensor agrees to indemnify and hold Licensee harmless of and from any and all third party loss, cost, claim, liability, suit, judgment or expense, including reasonable attorneys' fees, arising out of any breach of its warranties in this Section, provided that Licensee shall give Licensor prompt notice of any such loss, cost, claim, liability, suit, judgment or expense, and shall give Licensor the option to defend or settle such demands, claims or lawsuits, and provided that Licensee shall reasonably cooperate with Licensor, at Licensor's expense, in the defense of such demands, claims or lawsuits.

                    6.4.2   Licensee agrees to indemnify and hold Licensor harmless of and from any and all third party loss, cost, claim, liability, suit, judgment or expense, including reasonable attorneys' fees, arising out of any breach of its warranties in this Section, provided that Licensor shall give Licensee prompt notice of any such loss, cost, claim, liability, suit, judgment or expense, and shall give Licensee the option to defend or settle such demands, claims or lawsuits, and provided that Licensor shall reasonably cooperate with Licensee, at Licensee's expense, in the defense of such demands, claims or lawsuits.

          6.5    INFRINGEMENT INDEMNITY.

                    Notwithstanding any other provision hereof, this Section 6.5 shall govern the parties' indemnity rights in the event of third party intellectual property infringement claims asserted against a party or its customers and provides the exclusive remedy in the event of such claims.

                    (a)    Insofar as any claim for infringement of any third party's patent, copyright, trademark, trade name, other proprietary right, or unauthorized trade secret use is brought against Licensee or its customers, based solely on any Program or Documentation or any part thereof, furnished by Licensor under this Agreement, Licensor will defend, or settle at Licensor's option, any such claim. Licensor will have sole control of such defense or settlement and Licensor will be relieved of the foregoing obligations unless (1) Licensor is notified promptly in writing of such claim, and (2) Licensor is given, by Licensee, authority, information and reasonable assistance (at Licensor's expense) to handle the claim or the defense of any such suit or proceeding. Licensor agrees to pay all damages and costs awarded therein against Licensee and its customers arising out of any such claims. Licensor shall not be responsible for any cost or expenses incurred without Licensor's prior written consent. In case any Program or Documentation or any part thereof in such suit is held to constitute an infringement and its use is enjoined, Licensor shall, at its own expense and at its option: (i) procure for Licensee and its customers the right to continue use, or (ii) if applicable, replace the same with a non-infringing program and documentation of equivalent function and performance, (iii) modify them so they become non-infringing without detracting from function or performance, or (iv) request that Licensee remove the Programs, whereupon Licensor shall refund all royalties and other fees paid therefor by Licensee. Notwithstanding the foregoing, Licensor shall have no responsibility for claims arising from unauthorized modifications of a Program made by Licensee if such claim would not have arisen but for such modifications.

                    (b)    Insofar as any claim for infringement of any third party's patent, copyright, trademark, trade name, or proprietary right, or unauthorized trade secret use is brought against Licensor or its customers based solely on any Licensee Product, if any, (excluding any of Licensor's Programs or Documentation) or any part thereof, Licensee will defend, or settle at Licensee's option, any such claim. Licensee will have sole control of such defense or settlement and Licensee will be relieved of the foregoing obligations unless (1) Licensee is notified promptly in writing of such claim, and (2) Licensee is given, by Licensor, authority, information and reasonable assistance (at Licensee's expense) to handle the claim or the defense of any such suit or proceeding. Licensee agrees to pay all damages and costs awarded therein against Licensor and its customers arising out of any such claim. Licensee shall not be responsible for any cost or expenses incurred without Licensee's prior written consent.

                    (c)    Insofar as any claim for infringement of any third party's patent, copyright, trademark, trade name, other proprietary right, or unauthorized trade secret use is brought, other than third party claims described in Section 6.5(a) or 6.5(b), above, including without limitation any claim of infringement of third party intellectual property rights arising from any combination of Licensor's Program or Documentation with any Licensee Product, the parties shall meet and confer in an attempt to agree on the appropriate allocation of responsibility for costs and awards or losses arising from such third party claim. If the parties do not reach an agreement within ninety (90) days of both parties' receipt of notice of such a claim, or such other time as the parties may in writing agree, then the allocation of liability for costs and expenses arising from third party claims described in this Section 6.5(c) shall be determined by a court of competent jurisdiction, applying the law of the State of Nevada and each party shall bear its proportionate share of such liability, if any, resulting from such claim in accordance with Nevada law and the determination of such court.

          6.6    ENTIRE LIABILITY FOR INFRINGEMENT. THIS SECTION 6 STATES THE ENTIRE LIABILITY OF LICENSOR AND LICENSEE WITH RESPECT TO ANY CLAIM OF INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS. THE OBLIGATIONS SET FORTH IN THIS SECTION 6 SHALL NOT BE LIMITED IN ANY WAY BY ANY OTHER PROVISIONS OF THIS AGREEMENT, INCLUDING THE LIMITATION OF LIABILITY PROVISION IN SECTION 8 BELOW.

          6.7    WARRANTY DISCLAIMER. EXCEPT AS EXPRESSLY PROVIDED HEREIN, NEITHER LICENSOR NOR LICENSEE MAKES ANY OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, REGARDING THE PROGRAM, ITS MERCHANTABILITY OR ITS FITNESS FOR ANY PARTICULAR PURPOSE.

          6.8    LICENSEE WARRANTIES. Licensee warrants that Licensee shall not use the Programs in any way that violates this Agreement.

     7.     TERM AND TERMINATION.

          7.1    TERM. Unless otherwise terminated earlier under this Section 7, this Agreement shall commence as of the Effective Date, and shall continue until January 20th, 2098 or eighty-eight (88) years from the date of execution. This Agreement will renew automatically for additional one (1) year periods unless written notice is given by one party to the other as to its intention not to renew this Agreement at least sixty (60) days prior to the end of the initial or any subsequent term. The term of each SOW will be specified in the SOW. If this Agreement is terminated or expires prior to the end of the term of a SOW, this Agreement will remain in effect only with respect to such SOW until such SOW is terminated or expires.

          7.2    TERMINATION FOR BREACH. Either party may terminate this Agreement, a SOW, or both, by written notice to the other party if the other party breaches any material provision of this Agreement and such breach is not cured within ninety (90) days after written notice thereof is received by the breaching party. Any breach by either party of the Confidentiality provisions of this Agreement shall be considered a breach that cannot be cured and may be the basis for immediate termination of this Agreement by the other party.

          7.3    EFFECT OF TERMINATION. Notwithstanding any termination of this Agreement or a SOW, all licenses granted to end users prior to the date of termination for use of the Program shall survive. In the event of termination by Licensor, Licensee may continue to license and distribute Programs that have been incorporated into the final software build for the Licensee Products, if any, by the effective date of termination, as necessary to support and maintain the Programs, and as necessary to distribute the Program so long as Licensee continues to pay Licensor the applicable Per Copy Fees hereunder. If this Agreement is terminated by Licensee due to breach by Licensor, Licensee may continue to license and distribute Programs as provided hereunder until the expiration of the initial term of this Agreement or the term of the applicable SOW, whichever is longer, as long as Licensee continues to pay Licensor the applicable Per Copy Fees hereunder. Upon termination by either party, Licensee must return to Licensor all Complete Copies and shall either return to Licensor, or destroy all copies of a Program(s) not incorporated into the final software build for the Licensee Product, if any, prior to the effective date of termination, except for a reasonable number of copies of the Program which may be retained for support and archival purposes.

          7.4    SURVIVAL. Notwithstanding any termination of this Agreement, the following provisions of this Agreement shall survive: Sections 1, 4.1.2, 5, 6, 8, 9, and 10, and this Section 7.

     8.      LIMITED LIABILITY.

          IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR CONSEQUENTIAL, INDIRECT OR SPECIAL DAMAGES ARISING FROM ANY CLAIM OR ACTION HEREUNDER, BASED ON CONTRACT, TORT OR OTHER LEGAL THEORY. EXCEPT WITH RESPECT TO LICENSOR'S LIABILITY UNDER SECTION 6 ABOVE, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR DAMAGES FOR ANY CAUSE WHATSOEVER IN AN AMOUNT IN EXCESS OF THE AMOUNTS PAYABLE TO LICENSOR UNDER THIS AGREEMENT.

     9.      CONFIDENTIAL INFORMATION.

          9.1    THE PROGRAM. The Program in object code form and related Documentation provided to Licensee hereunder are deemed non-confidential, and, Licensee is not under any obligation to Licensor to restrict access to or use of such Programs in object code form or related Documentation, provided Licensee complies with the term of this Agreement.

          9.2    CONFIDENTIAL INFORMATION. During the term of this Agreement, either party may receive or have access to technical information, as well as information about product plans and strategies, promotions, customers and related non-technical business information which the disclosing party considers to be confidential ("Confidential Information"). In the event such information is disclosed, the parties shall first agree to disclose and receive such information in confidence. If then disclosed, the information shall be labeled [Licensee or Licensor] Confidential, or if not marked (e.g. orally disclosed) but treated as confidential at the time of disclosure shall be designated as confidential in a written memorandum or mail sent to recipient prior to or within thirty (30) days of disclosure, summarizing the confidential information sufficiently for identification. Such Confidential Information shall be used by only those employees of the receiving party who have a need to know such information for purposes related to this Agreement. Notwithstanding any provision to the contrary, all source code provided by Licensor or Licensee to the other, and all business information with respect to any unpublished Licensor or Licensee products, are deemed Confidential Information for the purposes of this Section 9.

          9.3      NONDISCLOSURE. The receiving party shall protect any such Confidential Information of the disclosing party from unauthorized disclosure to third parties with the same degree of care as the receiving party uses for its own similar information for a period of five (5) years from the date of disclosure. The foregoing restriction shall not apply to any information which (i) was in the public domain or publicly known at the time it was communicated to the receiving party by the disclosing party; (ii) entered the public domain or became publicly known after it was communicated to the receiving party by the disclosing party through no fault of the receiving party; (iii) was in the receiving party's possession free of any obligation of confidence at the time it was communicated to the receiving party by the disclosing party; or (vi) was developed by employees or agents of the receiving party independently of and without reference to any information communicated to the receiving party by the disclosing party. In addition, Section 10 will not be construed to prohibit any disclosure that is (a) necessary to establish the rights of either party under this Agreement or (b) required by a valid court order or subpoena, provided in the latter case that the party required to make such disclosure notifies the other party (whose Confidential Information is to be disclosed) thereof promptly and in writing and cooperates with the other party if the other party seeks to contest or limit the scope of such disclosure.

     10.      OTHER PROVISIONS.

          10.1     PUBLICITY. Each party agrees not to publicize or disclose the existence or terms of this Agreement to any third party without the prior written consent of the other except as required by applicable law and/or certain state and federal regulatory requirements. In particular, no press releases shall be made without the mutual written consent of each party, which consents shall not be unreasonably withheld.

          10.2    RELATIONSHIP MANAGERS. Each party designates the person set forth in EXHIBIT D as the primary contact of each party with respect to this Agreement, which person may be re-designated a party by notice to the other.

          10.3     INDEPENDENT CONTRACTORS. The relationship of Licensee and Licensor under this Agreement is that of independent contractors, and neither party is an employee, agent, partner or joint venturer of the other.

          10.4    NOTICE. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given: upon personal delivery; if sent by telephone facsimile, upon confirmation of receipt; if sent by electronic mail, upon confirmation of delivery; or if sent by certified or registered mail, postage prepaid, five (5) days after the date of mailing.

If to the Licensee:	If to the Licensor:

Mount Knowledge Holdings, Inc.	Mount Knowledge, Inc.
39555 Orchard Hill Place	99-B Sheppard Ave., West;
Suite 600 PMB 6096	Toronto, ON M2N 1B4
Novi, Michigan 48375	Canada
Tel: (248) 893-4538	Tel: (416) 858-2618
Fax: (888) 682-3038	Fax: (416) 848-6891
Attn: Board of Directors	Attn: Erwin Sniedzins

          10.5    GOVERNING LAW. This Agreement is made under and shall be construed in accordance with the laws of the State of Nevada, without reference to conflict of laws principles.

          10.6    EXPORT CONTROL. Both parties agree to comply with all applicable United States laws and regulations which may govern the export of Program abroad, including the Export Administration Act of 2001, as amended, any successor legislation, and the Export Administration Regulations issued by the Department of Commerce.

          10.7    SEVERABILITY. The terms of this Agreement shall be applicable severally to each Program, if more than one, and any dispute affecting either party's rights or obligations as to one or more Program(s) shall not affect the rights granted hereunder as to any other Program. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, then the remaining provisions will nevertheless remain in full force and effect. The parties agree to negotiate in good faith a substitute, valid and enforceable provision which most nearly effects the parties' intent in entering into this Agreement.

          10.8    HEADINGS. The captions of Sections of this Agreement are for reference only and are not to be construed in any way as terms.

          10.9    ASSIGNMENT. Neither this Agreement nor any part hereof may be assigned by either party without the other party's prior written consent, and any attempted assignment is void. Any merger, reorganization, transfer of substantially all assets of a party, or other change in control or ownership will be considered an assignment for the purposes of this Agreement.

          10.10  NO MINIMUM OBLIGATION. Nothing in this Agreement shall be construed or interpreted as placing a "best efforts" standard upon Licensee with respect to the use and distribution of the Program, or placing any minimum obligation to pay Per Copy Fees.

          10.11  RESTRICTIVE_RELATIONSHIP. This Agreement shall be construed to prohibit Licensee from independently developing, acquiring or marketing computer software packages which may perform the same or similar functions as those software packages provided by Licensor, unless otherwise mutually agreed to prior in writing by both Licensee and Licensor.

          10.12  WAIVER. Neither party's failure to exercise any of its rights hereunder shall constitute or be deemed a waiver or forfeiture of any such rights.

          10.13  FORCE MAJEURE. Nonperformance of either party will be excused to the extent that performance is rendered impossible by strike, fire, flood, governmental acts or orders or restrictions or other similar reason where failure to perform is beyond the control and not caused by the negligence of the non-performing party, provided that the non-performing party gives prompt notice of such conditions to the other party and makes all reasonable efforts to perform. Non-performance resulting from earthquakes, hurricanes and other similar storms, and other natural calamities shall be deemed to be beyond the control and not caused by the negligence of a party under this Section 10.13.

          10.14  EXHIBITS. Each Exhibit referred to in this Agreement is incorporated in full in this Agreement. This Master Software License Agreement may have multiple Exhibits/SOWs in place; each Exhibit/SOW will be managed by the Licensee entity entering into it. Each Exhibit is separate and as such may be terminated or amended without any impact on the remaining Exhibits.

          10.15  ENTIRE AGREEMENT. This document represents the entire agreement between the parties as to the matters set forth and supersedes all prior discussions or understandings between them, whether written or oral, concerning the subject matter hereof `this Agreement may only be modified by a writing signed by an authorized representative of each of Licensor and Licensee.

          10.16  COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original.

IN WITNESS WHEREOF the parties hereto have executed and duly witnessed this Agreement as of the day and year written below.

LICENSEE		LICENSOR

MOUNT KNOWLEDGE HOLDINGS, INC.		MOUNT KNOWLEDGE, INC.,
(formerly Auror Capital Corp.),		An Ontario Canada Corporation
A Nevada Corporation

By:	/s/ Ian McBean	By:	/s/ Erwin Sniedzins

Name:	Ian McBean	Name:	Erwin Sniedzins

Title:	President and CEO	Title:	President and CEO

Date:	January 21, 2010	Date:	January 21, 2010

EXHIBITS:

EXHIBIT A - Knowledge Generator & Examatar – China ESL ("SOW")
EXHIBIT B - Statement of Work ("SOW") Template
EXHIBIT C - Licensor Software End-User License
EXHIBIT D - Licensor Privacy Statement
EXHIBIT E - Website Service Agreement

EXHIBIT A

STATEMENT OF WORK # 008
KNOWLEDGE GENERATOR / EXAMATAR – CHINA ESL PROGRAM

This Statement of Work is governed by the Master Software License Agreement (the "Agreement"), number 008, between MOUNT KNOWLEDGE HOLDINGS, INC, formerly Auror Capital Corp. ("Licensee") and MOUNT KNOWLEDGE, INC. ("Licensor") effective as of January 21, 2010, and is fully incorporated therein. In the event of a conflict between the terms of the Agreement and the provisions of this SOW, the SOW shall govern and control with respect to the transactions contemplated by such SOW. All terms used in this Statement of Work and not otherwise defined will have the same meaning as in the Agreement.

    1.     PURPOSE OF THIS SOW.

     This SOW sets forth the understanding of the objectives, deliverables, timing, staffing and fees for the development and delivery of Licensor's Program (as described below) to Licensee.

    2.     RESOURCES ASSIGNED TO THIS SOW.

2.1     LICENSEE'S PROJECT MANAGER

Licensee's Project Manager will be the person authorized to act as the primary point of contact for Licensee and who will be responsible for Licensee's performance under this SOW.

Licensee's Project Manager:	Daniel A. Carr
Phone Number of Project Manager:	(248) 821-5362
Address of Project Manager:	39555 Orchard Hill Place,
Suite 600 PMB 6096
Novi, Michigan 48375

2.2     LICENSOR'S PROJECT MANAGER

Licensor's Project Manager will be the person authorized to act as the primary point of contact for Licensor and who will be responsible for Licensor's performance under this SOW.

Licensee's Project Manager:	Erwin Sniedzins
Phone Number of Project Manager:	(416) 858-2618
Address of Project Manager:	B-99 Sheppard Avenue, West
Toronto, ON M2N 1M4
Canada

3.	PROGRAMS AND SERVICES TO BE DELIVERED BY LICENSOR UNDER THIS SOW.

	3.1	OBJECTIVES. The Licensor will provide the Program described below.

	3.2	DELIVERABLES (LICENSOR'S "PROGRAM").

3.2.1 PROGRAM NAME. Knowledge Generator / Examatar – China ESL

3.2.2	SPECIFICATIONS. Standard Edition that runs on: Windows 2000, Windows Millennium, Windows XP, Windows Vista, and Windows 7.

3.2.3	FEATURES AND FUNCTIONALITY.

Knowledge Generator & Examatar Product

1)	Text Calculations or Estimations;
2)	Keywords and List of Words;
3)	Vocabulary Builder;
4)	Word Exercises;
5)	Personal Dictionary;
6)	Visual Reading;
7)	Spelling Exercises;
8)	Pronunciation;
9)	Grammar;
10)	Reading and Comprehension;
11)	Vocabulary Drills Exercises; and
12)	Writing

The features and benefits described in this Section 3.2.3 herein may be changed, modified, altered and/or otherwise amended as requested by either the Licensor or Licensee on a mutually agreed upon basis or otherwise required for the development and delivery of Licensor's Program under the terms and condition of this SOW.

3.2.4	DOCUMENTATION. Quick Reference Guide, context sensitive Help.

3.2.5

TRADEMARK/TRADENAME/PRODUCT NAME AS THEY ARE TO APPEAR IN PROGRAM DOCUMENTATION. Mount Knowledge, the Mount Knowledge logo, Syntality and Knowledge Generator are trademarks of Licensor, Inc which may be registered in some jurisdictions. All other trademarks are owner by their respective owners.

3.2.6	FORM AND MEDIA FOR PROGRAM AND DOCUMENTATION.

(b)	PROGRAM FORM/MEDIA. The program will be provided on CD and/or other mutually agreed to acceptable forma.t.

(c)	DOCUMENTATION FORM/MEDIA. The documentation will be provided on CD as PDF files and/or HTML files, per License's request.

(d)	CD FACE ART AND FILE. Licensor will provide written guidelines for LICENSEE to create CD Face Art. Licensor does not provide graphic images for face art.

3.2.7	LOCALIZED VERSIONS.

3.2.7.1	REQUIRED. English and Chinese simplified.

3.2.8	SUPPORT AND MAINTENANCE.

3.2.8.1	SUPPORT TO END USERS.

	(1)	Free Support: Licensor's On-Line system.

	(2)	Additional Licensor Technical Support Resources: N/A.

3.2.8.2

TECHNICAL SUPPORT TO. Licensor agrees to provide technical support to LICENSEE for all regions in which LICENSEE sells the program. Licensor agrees to maintain such number of qualified personnel as is necessary to provide timely and knowledgeable technical support services.

3.2.8.3

TRAINING. Licensor will provide such training to Licensee personnel as may be reasonably requested in order for Licensee to use, copy, distribute and support the Program as contemplated herein, and will provide periodic technical support information and updated training per Licensee's reasonable request.

3.2.8.4	LICENSOR SUPPORT.

(1)	Telephone number for: (416) 858-2618.

(2)	Hours of operation: 9 AM - 5PM (EST).

(3)	Additional Licensor Technical Support Resources: N/A

3.2.9	BUNDLING REQUIREMENTS: N/A

3.3	LICENSEE RESPONSIBILITIES:

3.3.1 Licensee will work with Licensor on all phases of the software build, software qualification and bug identification.

3.3.2 Licensee will provide all necessary information to inform Licensor of any current system configuration that would help in identifying any system configuration issues.

3.3.3 Licensee will provide access to its R&D staff engineer, (during standard business hours) to communicate any known issues and work with Licensor to create a fix.

3.3.4 Upon request Licensee will provide Licensor with the most current Hardware available for support of the Program.

3.4	TIMING.

3.4.1 MASTER COPY DELIVERY DATE: Software Was Qualified And Accepted For Delivery On or About: March 15, 2010.

    4.     PAYMENT; EXPENSES; AND INVOICES.

4.1     PAYMENT. The Licensee shall pay to the Licensor the fees set forth herein below in accordance with the payment terms of Section 5.2 of the Master Product Licensing Agreement made apart hereof.

4.1.1     PRICING: PER COPY FEES. The pricing, for the PROGRAM as set forth in Section 3.2 hereof, due and payable to the Licensor by the Licensee shall be eight (8%) percent of the wholesale price of each copy sold by Licensee (the “Royalty”) derived from the direct or indirect (sub-licensing rights granted to other third-party distributors (e.g. sales agents, sub-distributors, book stores, learning and support centers, etc.)) marketing, sale and distribution of the Program or Programs to an end-users.

4.1.2     MINIMUM ROYALTY PAYMENT. In the event the Royalty payment due and payable to the Licensor each month equates to less than one hundred thousand dollars (USD $100,000) from sales of the Program (the “Minimum Royalty Payment”) as forth in Section 4.1.1 hereof, the Licensee shall then pay to the Licensor the Minimum Royalty Payment, or a lesser amount if mutually agreed to be both Licensor and Licensee, subject to the deliverables as set forth in this Agreement.

4.2     EXPENSES.

     Unless otherwise set forth herein Licensor and Licensee shall be responsible for their own respective expenses pertaining to performances on the terms and conditions of this Agreement.

4.3     INVOICING.

     Licensor and Licensee will work together to develop and implement programs to generate increased revenue from software upgrades.

    5.     OTHER TERMS AND CONDITIONS THAT SHALL APPLY TO THIS SOW.

5.1     TERM AND TERMINATION. This SOW will be effective commencing upon the date of execution. If all services and deliverables described herein are not completed by the end date, Licensee may elect to extend this SOW by providing written notice to Licensor prior to the initial ending date or any subsequent ending date and upon Licensor's mutual agreement. The parties' rights to terminate this SOW and any renewals are as set forth in Section 7 of the Master Software Licensing Agreement made a part thereof.

    6.     END USER DATA.

6.1     Any and all identifying information regarding Licensee to End Users (including but not limited to personal names, addresses, telephone and social security numbers, or other identifying information) collected by Licensor through their Web Site (the "Licensee End User Information") will be deemed to be Confidential Information of Licensee and subject to Section 9 ("Confidential Information) hereof. Licensor will have the limited and restricted right to use the Licensee End User Information solely in connection with registration of and provision of the Services to such end users and for future Services offered for marketing purposes consistent with promotion defined herein.

Any information provided by such customer is subject solely to the Licensor policies attached here to as Exhibit "F". Licensor hereby agrees to indemnify and hold Licensee harmless of and from any and all claims, suits, judgments, or proceedings arising out of any claim that Licensee End User Information or Other End User Information has been collected, distributed, or otherwise used by Licensor in a manner that violates the representations made to the customer in Licensor's privacy policy concerning such information ("Licensor Privacy Policy"). Such Licensor: Privacy Policy is currently in the form attached hereto as Exhibit D. Licensor may amend the Licensor: Privacy Policy from time to time without notice to Licensee as long as the substantive protections in the terms of any amended Licensor Privacy Policy are as protective of the information as the term of the Licensor Privacy Policy as referenced hereto.

IN WITNESS WHEREOF, the parties to the above referenced Agreement between Licensee and Licensor have caused this Statement of Work #008 to be executed by their authorized representatives.

LICENSEE		LICENSOR

MOUNT KNOWLEDGE HOLDINGS, INC.		MOUNT KNOWLEDGE, INC.,
(formerly Auror Capital Corp.),		An Ontario Canada Corporation
A Nevada Corporation

By:	/s/ Ian McBean	By:	/s/ Erwin Sniedzins

Name:	Ian McBean	Name:	Erwin Sniedzins

Title:	President and CEO	Title:	President and CEO

Date:	January 21, 2010	Date:	January 21, 2010

EXHIBIT B

STATEMENT OF WORK TEMPLATE

STATEMENT OF WORK ("SOW") #

This Statement of Work is governed by the Master Software License Agreement (the "Agreement"), number __________, between _____________________ ("Licensee") and
___________________________ ("Licensor") effective as of ________________, 2010, and is fully incorporated therein. In the event of a conflict between the terms of the Agreement and the provisions of this SOW, the SOW shall govern and control with respect to the transactions contemplated by such SOW. All terms used in this Statement of Work and not otherwise defined will have the same meaning as in the Agreement.

    1.     PURPOSE OF THIS SOW.

     This SOW sets forth the understanding of the objectives, deliverables, timing, staffing and fees for the development and delivery of Licensor's Program (as described below) to Licensee.

[DESCRIBE SPECIFIC WORK AND NAME OF LICENSEE PRODUCT AND SPECIFIC OTHER IDENTIFIERS OF PRODUCT AS NECESSARY.]

    2.     RESOURCES ASSIGNED TO THIS SOW.

2.3        LICENSEE'S PROJECT MANAGER

Licensee's Project Manager will be the person authorized to act as the primary point of contact for Licensee and who will be responsible for Licensee's performance under this SOW.

Licensee's Project Manager:	____________________________________
Phone Number of Project Manager:	____________________________________
Address of Project Manager:	____________________________________

2.4         LICENSOR'S PROJECT MANAGER

Licensor's Project Manager will be the person authorized to act as the primary point of contact for Licensor and who will be responsible for Licensor's performance under this SOW.

Licensor's Project Manager:	____________________________________
Phone Number of Project Manager:	____________________________________
Address of Project Manager:	____________________________________

3.	PROGRAMS AND SERVICES TO BE DELIVERED BY LICENSOR UNDER THIS SOW.

3.5 OBJECTIVES. The Licensor will provide the Program described below.

[STATE HIGH-LEVEL PROJECT OBJECTIVES.]

3.6	DELIVERABLES (LICENSOR'S "PROGRAM").

[CLEARLY DEFINE DELIVERABLES AND PROVIDE EXCEPTION CRITERIA FOR EACH DELIVERABLE. THIS AREA OF THE SOW WILL PROVIDE THE MOST PROTECTION WHEN YOU PROVIDE A CLEAR MAP OF CRITICAL PROJECT REQUIREMENTS AND MAP THEM TO PROJECT MILESTONES. BE SURE TO INCLUDE AT A MINIMUM THE PROGRAM NAME, SPECIFICATIONS (THESE SHOULD BE DETAILED TECHNICAL PECIFICATIONS), DESCRIPTION OF DOCUMENTATION, FORM AND MEDIA FOR DELIVERY OF PROGRAM.]

3.6.1	PROGRAM NAME.

3.6.2	SPECIFICATIONS.

3.6.3	FEATURES AND FUNCTIONALITY.

3.6.4	DOCUMENTATION.

3.6.5	TRADEMARK/TRADENAME/PRODUCT NAME AS THEY ARE TO APPEAR IN PROGRAM DOCUMENTATION.

3.6.6	FORM AND MEDIA FOR PROGRAM AND DOCUMENTATION.

	i.	PROGRAM FORM/MEDIA.

		ii.	DOCUMENTATION FORM/MEDIA.

		iii.	CD FACE ART AND FILE.

3.6.7	LOCALIZED VERSIONS.

3.6.7.1 REQUIRED.

3.6.8	SUPPORT AND MAINTENANCE.

3.6.8.1 SUPPORT TO END USERS.

3.6.8.2 TECHNICAL SUPPORT.

3.6.8.3 TRAINING.

3.6.8.4 LICENSOR SUPPORT.

3.6.9	BUNDLING REQUIREMENTS:

3.7	LICENSEE RESPONSIBILITIES:

3.8	TIMING.

[STATE THE PERIOD OF TIME, OR ESTIMATE OF THE TIMELINE THAT THE ROJECT/DELIVERABLES WILL REQUIRE FOR COMPLETION, DELIVERY AND CCEPTANCE. USE THIS SECTION TO STATE THE DEADLINES FOR THE PROJECT.]

    4.     PAYMENT; EXPENSES; AND INVOICES.

4.1        PAYMENT.

[THIS SECTION OF THE SOW IS DESIGNED TO PROVIDE A BREAKDOWN OF PROJECT COSTS. PROJECT NOT TO EXCEED FIGURE SHOULD BE BROKEN DOWN AND MAPPED TO A SPECIFIC DELIVERABLE. NOTE: LICENSEE'S CORPORATE GUIDELINES FOR PAYMENT TERMS ARE [*], THIS SHOULD ONLY BE REDUCED WHEN THERE IS A BENEFIT TO LICENSEE TO DO SO.]

4.2        EXPENSES.

[THIS SECTION OF THE SOW ALLOWS YOU TO DEFINE ANY ADDITIONAL PROJECT EXPENSES, I.E. IS THERE A NEED TO PROCURE HARDWARE UP FRONT? WILL THERE BE ANY TRAVEL REQUIRED DURING THE ENGAGEMENT? IF SO, LICENSEE POLICY IS TO PAY FOR COACH AIRFARE, AND ALL TRAVEL SHOULD BE PRE-APPROVED.]

Expenses shall be paid subject to the terms and conditions of the Agreement.

4.3        INVOICES.

[ALL CHECKS ARE PROCESSED FROM THE FSC IN COLORADO SPRINGS. IF YOU HAVE ALREADY RECEIVED ANY INVOICES FOR WORK PERFORMED BEFORE THIS AGREEMENT IS IN PLACE YOUR SHOULD DO A EDV CONTACT THE ACCOUNTING SERVICE CENTER FOR INFORMATION ON THIS PROCESS.]

Licensor and Licensee will work together to develop and implement programs to generate increased revenue from software upgrades.

    5.     OTHER TERMS AND CONDITIONS THAT SHALL APPLY TO THIS SOW.

5.1 TERM AND TERMINATION. This SOW will be effective commencing upon INSERT START DATE and ending INSERT END DATE. If all services and Deliverables described herein are not completed by the end date, LICENSEE may elect to extend this SOW by providing written notice to Licensor prior to the initial ending date or any subsequent ending dates. The parties' rights to terminate this SOW and any renewals are as set forth in Section 7 of the Master Software Licensing Agreement made a part thereof.

    6.     END USER DATA.

6.2 Any and all identifying information regarding Licensee to End Users (including but not limited to personal names, addresses, telephone and social security numbers, or other identifying information) collected by Licensor through their Web Site (the "Licensee End User Information") will be deemed to be Confidential Information of Licensee and subject to Section 9 ("Confidential Information) hereof. Licensor will have the limited and restricted right to use the Licensee End User Information solely in connection with registration of and provision of the Services to such end users and for future Services offered for marketing purposes consistent with promotion defined herein. Any information provided by such customer is subject solely to the Licensor policies attached here to as Exhibit "F". Licensor hereby agrees to indemnify and hold Licensee harmless of and from any and all claims, suits, judgments, or proceedings arising out of any claim that Licensee End User Information or Other End User Information has been collected, distributed, or otherwise used by Licensor in a manner that violates the representations made to the customer in Licensor's privacy policy concerning such information ("Licensor Privacy Policy"). Such Licensor: Privacy Policy is currently in the form attached hereto as Exhibit D. Licensor may amend the Licensor: Privacy Policy from time to time without notice to Licensee as long as the substantive protections in the terms of any amended Licensor Privacy Policy are as protective of the information as the term of the Licensor Privacy Policy as referenced hereto.

IN WITNESS WHEREOF, the parties to the above referenced Agreement between Licensee and Licensor have caused this Statement of Work #___________ to be executed by their authorized representatives.

LICENSEE	LICENSOR

_____________________________________	_____________________________________

By: __________________________________	By: __________________________________

Name: ________________________________	Name: ________________________________

Title: _________________________________	Title: _________________________________

Date: _________________________________	Date: _________________________________

EXHIBIT C

MOUNT KNOWLEDGE, INC.
SOFTWARE LICENSE TERMS

ATTENTION: USE OF THE SOFTWARE IS SUBJECT TO THE SOFTWARE LICENSE TERMS SET FORTH BELOW. USING THE SOFTWARE INDICATES YOUR ACCEPTANCE OF THESE TERMS. IF YOU DO NOT ACCEPT THESE TERMS, YOU MAY RETURN THE ENTIRE UNUSED PERSONAL COMPUTER PRODUCT FOR A FULL REFUND.

SOFTWARE LICENSE TERMS

The following Terms govern your use of the Software.

1.    LICENSE GRANT. Mount Knowledge, Inc. grants you a license to Use one copy of the version of the Software to be loaded on any one computer. "You" means the company, entity or individual whose funds are used to pay the license fee. "Use" means storing, loading, installing, executing or displaying the Software. You may not modify the Software or disable any licensing or control features of the Software except as an intended part of the Software's programming features.

2.    OWNERSHIP. The Software is owned and copyrighted by Mount Knowledge, Inc. or its third party suppliers. Your license confers no title or ownership in the Software and should not be construed as a sale of any rights in the Software. Mount Knowledge, Inc.'s third party suppliers may protect their rights in the event of any violation of these terms.

3.    COPIES AND ADAPTATIONS. You may only make copies or adaptations of the Software for archival purposes or when copying or adaptation is an essential step in the authorized Use of the Software. You must reproduce all copyright notices in the original Software on all authorized copies or adaptations. You may not copy the Software onto any bulletin board or similar system.

4.    NO DISASSEMBLY OR DECRYPTION. You may not disassemble, decompile or decrypt the Software unless Mount Knowledge, Inc.'s prior written consent is obtained. In some jurisdictions, Mount Knowledge, Inc.'s consent may not be required for disassembly or decompilation. Upon request, you will provide Mount Knowledge, Inc. with reasonably detailed information regarding any disassembly or decompilation.

5.    TRANSFER. You may not rent or lease the Software, but you may transfer the Software. Your license will automatically terminate upon any transfer of the Software. Upon transfer, you must deliver the original and all complete, partial or electronically stored copies of the Software and related documentation to the transferee. The transferee must accept these Terms as a condition to the transfer.

6.    TERMINATION. Mount Knowledge, Inc. may terminate your license upon notice for failure to comply with any of these Terms. Upon termination, you must immediately destroy the Software, together with all copies, adaptations and merged portions in any form.

7.    EXPORT REQUIREMENTS. You may not export or re-export the Software or any copy or adaptation in violation of any applicable laws or regulations.

8.     U.S. GOVERNMENT RESTRICTED RIGHTS. The Software and documentation have been developed entirely at private expense and are provided as "Commercial Computer Software" or "restricted computer software". Use, duplication or disclosure by the U.S. Government or a U.S. Government subcontractor is subject to the restrictions set forth in subparagraph (c) (1) (ii) of the Rights in Technical Data and Computer Software clauses in DFARS 252.227 -7013 or as set forth in subparagraph (c) (1) and (2) of the Commercial Computer Software – Restricted Rights clauses at FAR 52.227 -19, as applicable. The Contractor is Mount Knowledge, Inc., B-99 Sheppard Avenue, West, Toronto, ON M2N 1M4, Canada.

EXHIBIT D

MOUNT KNOWLEDGE’S
PRIVACY STATEMENT

Your Personal Information
Mount Knowledge™ respects the privacy of end-users of our products. This policy describes how and when we gather information from end-users in written or electronic form.

We recognize that your relationship with us is based on integrity and the privacy of your personal information. We act responsibly and in your best interest to safeguard and keep private your personal and financial information which may be obtained from you.

We may collect nonpublic personal information about you from information we may receive from you, including, but not limited to your personal and/or company name, address, telephone number, etc for the sole purpose of product sales, teaching services, training and support and consumer service to you.

Your Protection
We use the information described above to provide the best possible service when we work with you. We may disclose nonpublic personal information in order to provide a service that you request or authorize, or as otherwise required or permitted by the laws and industry standards that apply to us. We restrict access to nonpublic personal information about you to employees who need to access the information in order to facilitate a service to you. We maintain physical, electronic, and procedural safeguards to protect your nonpublic personal information. Our privacy policies and practices will continue to apply to your information even if we are unable to complete a transaction or provide services to you.

We will provide notices of changes to our privacy policies or periodic updates of this notice, as required by law.

Aggregate Data
Mount Knowledge™ generally may or may not record certain usage information, such as the number and frequency of visitations by an end-user to one or more Mount Knowledge™ websites from technical support and/or customer service. This information may include Mount Knowledge™ websites that you access immediately before and after the purchase of one or more of our products and services, any Internet browser you may use to do so, and your IP address. If Mount Knowledge™ uses such data at all, it will be on an aggregate basis, and Mount Knowledge™ will not disclose to third parties any information that could be used to identify you personally. Mount Knowledge™ does not currently employ cookies on any of its websites, but may in the future with certain product support from other Mount Knowledge™ websites and/or online services.

Personally Identifiable Information
If you voluntarily submit information to a Mount Knowledge™ website or to a company email address, for example, in a request for general information or inquiry, Mount Knowledge™ may record and use any personally identifiable information, such as your name, phone number and e-mail address, for reasonable business purposes including, but not limited to, fulfilling your request internally in the Company and/or forwarding such information to third-parties of Mount Knowledge™ whom work for or with Mount Knowledge™ to service the requests and needs of a client or customer in the course of the Mount Knowledge’s ordinary business. Mount Knowledge™ will not use your personally identifiable information for any other purpose without your permission.

Mount Knowledge™ may use internal or external service providers to operate our technical support and customer service centers, including any of our company websites and may employ other persons to perform work on our behalf, such as sending postal mail and e-mail. These persons may have access to the personally identifiable information you submit through the website or company email, but only for the purpose of performing their duties. These persons may not use your personally identifiable information for any other purpose.

Mount Knowledge™ will not provide any personally identifiable information to any other persons, except if and when required to make disclosures to the government or private parties in connection with a lawsuit, subpoena, investigation or similar proceeding. Mount Knowledge™ can (and you authorize us to) disclose any such information in those circumstances.

EXHIBIT E

WEBSITE SERVICE AGREEMENT

“MOUNT KNOWLEDGE DOT COM”

Within ninety (90) days from the execution of the Master Software Licensing Agreement of which this Exhibit E is made a part thereof, both Licensor and Licensee mutually agree to negotiate in “good faith” reasonable terms and conditions of a Website Services Agreement which when executed shall be deemed to be Exhibit E of this Agreement.

IN WITNESS WHEREOF, the parties to the above referenced statement between Licensee and Licensor have caused this acknowledgment to be executed by their authorized representatives.

LICENSEE		LICENSOR

MOUNT KNOWLEDGE HOLDINGS, INC.		MOUNT KNOWLEDGE, INC.,
(formerly Auror Capital Corp.),		An Ontario Canada Corporation
A Nevada Corporation

By:	/s/ Ian McBean	By:	/s/ Erwin Sniedzins

Name:	Ian McBean	Name:	Erwin Sniedzins

Title:	President and CEO	Title:	President and CEO

Date:	January 21, 2010	Date:	January 21, 2010